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EXHIBIT 10.2.5
                        THE DOE RUN RESOURCES CORPORATION
                               1801 PARK 270 DRIVE
                                    SUITE 300
                               ST. LOUIS, MO 63146


                                                               October 31, 1998
Mr. Kenneth Buckley
15993 Chamfers Farm
Chesterfield, MO 63005

                  RE:  NET WORTH APPRECIATION PARTICIPATION AGREEMENT

Dear Ken:

         This will confirm the understanding of The Doe Run Resources Corporation (the "Company"), with you with respect to your Net Worth Appreciation Participation, intended to constitute additional incentive compensation to you.

         1a) VESTING - Under your Net Worth Appreciation Agreement dated April 7, 1994, you have received a credit of 4/10 of 1% and provided you are continually employed by the Company until March 31, 1999, or your employment with the Company terminates between today and March 31, 1999 due to death or permanent disability, you shall receive on March 31, 1999 an additional credit of 1/10 of 1% for a total credit of 1/2 of 1% ("Maximum Credit").
         1b) In addition, on October 23, 2000 provided you are continually employed by the Company and serving in Peru on expatriate assignment to Doe Run Mining, or one of its affiliates, you shall receive a credit of one percent (1%) ("Peru Credit").

         2) CUMULATIVE NET INCOME PARTICIPATION BENEFIT - Upon the termination of your employment by the Company (other than for cause), or your death or permanent disability while in our employment, you (or your designee or estate) shall be entitled to a payment ("Payment") equal to the sum of:

                  A) the product, if positive, of (i) the total percentage credited to you under paragraph 1(a)


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(a maximum of one half of one percent (1/2%)) multiplied by (ii) the "Retained
Cumulative Net Income". The "Retained Cumulative Net Income" is the amount, if any, of the cumulative consolidated net income of the Company available to its Common Stock, less the amount of any dividends paid to the holders of the common stock from April 7, 1994, through the end of either (at the Company's option)
(x) its fiscal quarter immediately preceding the date of your termination or (y) the fiscal quarter in which your date of termination occurs; and

         B) the product, if positive, of (i) the Peru Credit of one percent (1%) multiplied by (ii) the "Retained Peruvian Cumulative Net Income". The Retained Peruvian Cumulative Net Income is the amount, if any, of the cumulative net income of Doe Run Mining S.R. Ltda available to the holders of its common stock from October 23, 1997, the date of your assignment to Doe Run Peru S.R. Ltda, an affiliate of Doe Run Mining S.R. Ltda, until the date when such assignment is effectively completed, less the amount of any dividends paid by Doe Run Mining S.R. Ltda to the holders of its common stock during such period, but only if you received actual cash payments based on such dividends as outlined in the second sentence of section 3 below.

         If there is no positive "Retained Cumulative Net Income" there shall be no payment under paragraph 2A. If there is no positive "Retained Peruvian Cumulative Net Income" there shall be no payment under Paragraph 2B. The determination of the Retained Cumulative Net Income and Retained Peruvian Cumulative Net Income shall be made by the Company in accordance with generally accepted accounting principles of the United States, consistently applied. If your employment shall be terminated for cause at any time, you shall forfeit all rights to receive any Payment.

         3) DIVIDEND PARTICIPATION - If while you are employed by the Company, the Company shall pay any cash dividend on its Common Stock, or the Company pays management fees to The Renco Group, Inc. in excess of $ 2,400,000 per fiscal year, then the Company shall make a cash payment to you equal to the total amount of the cash dividend and management fees in excess of $2,400,000 per fiscal year multiplied by your Maximum Credit. In addition, if while you are serving in Peru at Doe Run Mining S.R. Ltda, or one of its affiliates, Doe Run Mining S.R. Ltda pays cash dividends to its common stockholders and subsequent to such payment while you are serving in Peru at Doe Run Mining S.R. Ltda, or one of its


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affiliates, the Company pays dividends to its common stockholders, then the
Company shall make a cash payment to you equal to the lesser amount of the product of cash dividends paid by a) Doe Run Mining S.R. Ltda (minus any cash dividends paid by the Company as to which a payment was previously made under this section 3), or b) the Company, multiplied by your Peru Credit, in addition to the payment to you under the first sentence of this paragraph.

         4) PAYMENT - The Payment shall be payable to you (or your designee or estate) in 40 equal quarterly installments, without interest, commencing three
(3) months after the later of (x) the termination of your employment by the Company or (y) your attaining 62 years of age, and at 3-month intervals thereafter, PROVIDED, HOWEVER, that in the event of your death or permanent disability, rendering you unable to engage in your customary employment, the Payment, if it has not already commenced, will commence. The period during which the payments will be made is herein called the "Payment Period". You have advised us that your date of birth is January 22, 1939.

         5) PAYMENT EFFECT ON OTHER BENEFITS - Any payments made to you pursuant to this agreement, whether as a result of dividend participation or otherwise, will not be counted as wages for the purpose of computing other benefits.

         6) SALE OF SUBSTANTIALLY ALL OF COMPANY STOCK OR ASSETS - If, while you shall be employed by the Company all or substantially all the stock or assets of the Company shall be sold to a person who is not an affiliate of Ira Leon Rennert, then, upon the closing of such sale, the Maximum Credit shall be deemed to be vested, and you shall be entitled to receive, as payment in full of your participation, your pro rata share one half of one percent (1/2%) of the "net proceeds" of the sale available for the Company's Common Stock, in kind, on the same terms and conditions as the Company or its shareholder is being paid. "Net proceeds", for purposes hereof, shall mean the amount, if any, by which the proceeds of the sale after deducting all expenses of the sale, all applicable taxes, all net liabilities retained by the seller and all amounts to which holders of preferred stock are entitled exceeds the consolidated net worth applicable to the Common Stock of the Company on April 7, 1994. In addition, you shall receive the remaining payments due you for your Peru Credit paid in accordance with section 4


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above. Except for such payment, neither you nor this Company shall have any further rights or liabilities hereunder.

         7) CONDITION PRECEDENT - NON COMPETE AND CONFIDENTIALITY - You shall comply with the following provisions as a condition precedent to your right to receive Payments:

         (a) You acknowledge that, by reason of your employment by the Company, you will have continuing access to and knowledge of company confidential information and that improper use or revelation of same by you during or after the termination of your employment by the Company could cause serious injury to the business of the Company. Accordingly, you agree that you will forever keep secret and inviolate all company confidential information which shall have come or shall hereafter come into your possession, and that you will not use the same for your own private benefit, or directly or indirectly for the benefit of others, and that you will not disclose such company confidential information to any other person.

         (b) You agree you will not (whether as an officer, director, partner, proprietor, investor, associate, employee, consultant, adviser, public relations or advertising representative or otherwise), directly or indirectly, be engaged in the mining and/or refining of metals, or in any other business in which the Company is engaged, or proposed to engage, at the time of the termination of your employment.

         8) TERMINATION - This agreement may be terminated or amended at any time at the sole discretion of The Doe Run Resources Corporation, provided, however, that any amendment or termination shall not affect the rights you have accrued under the agreement at the time of amendment or termination.

         9) NOTICES - Any notice to be sent pursuant hereto shall be sent by hand, certified or registered mail or overnight service to you, at the address indicated above and to the Company, _ The Doe Run Resources Corporation, 1801 Park 270 Drive, Suite 300, St. Louis, MO 63146, to the attention of Barbara Shepard, or to any other address which any of us may designate by notice in writing, with a copy to The Renco Group, Inc., 30 Rockefeller Plaza, Suite 4225, New York, New York 10112, to the attention of Ira Leon Rennert.


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         10) OTHER - The agreement amends and restates in its entirety the Net
Worth Appreciation Agreement dated April 7, 1994 as amended on March 12, 1998 between the Company and yourself.

Please confirm that the foregoing correctly sets forth our full agreement with respect to the subject matter contained herein by signing and returning the enclosed copy of this letter.

                                          Very truly yours,

                                          The Doe Run Resources Corporation



                                          By:
                                             -------------------------------

CONFIRMED AND AGREED TO:


/s/ Kenneth Buckley
---------------------------
Kenneth Buckley
15993 Chamfers Farm
Chesterfield, MO 63005


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                        THE DOE RUN RESOURCES CORPORATION
                               1801 PARK 270 DRIVE
                               ST. LOUIS, MO 63146


                             As of January 15, 1999

Mr. Kenneth Buckley
15993 Chamfers Farm
Chesterfield, MO 63005

         RE:      AMENDMENT TO NET WORTH APPRECIATION PARTICIPATION AGREEMENT

Dear Mr. Buckley:

         This will confirm the understanding of this Corporation (the "Company") with you with respect to our agreed amendments to your Net Worth Appreciation Participation Agreement dated October 31, 1998 (which, among other things, amended and restated in their entirety our prior agreements with you, (the "Agreement")).

         As you know, our parent company, The Renco Group, Inc. ("Renco"), has elected to become, for Federal Internal Revenue Code purposes, a subchapter S corporation (instead of a subchapter C corporation), effective with its fiscal year beginning November 1, 1998, and has designated this Company and its United States subsidiaries as qualified subchapter S subsidiaries (the "S election"). This designation is also applicable for those states which recognize such election. This letter is intended to set forth our understanding as to the changes in the Agreement intended to accommodate such election. Our subsidiaries organized outside of the United States continue to be subchapter C corporations.

         It is the intent of the parties to the Agreement that the S election not alter the benefits payable under the Agreement; therefore we agree as follows:

         A. For purposes of calculating the benefits payable under the Agreement, the Company will continue to calculate Federal corporate income taxes and the corporate income taxes for those jurisdictions in which the Company and its subsidiaries do business, for fiscal


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periods beginning on or after November 1, 1998, as if this Company and its subsidiaries had continued to have C corporation status, under the Federal Internal Revenue Code and under state and local tax laws, in accordance with the provisions of generally accepted accounting principles and the Internal Revenue Code and regulations thereunder and under state and local tax laws thereunder applicable to C corporations as from time to time in effect ("C Status"). Such tax calculations will include calculations of current and deferred tax expense or benefit and current and non-current tax assets and liabilities ("C Taxes") and the differences ("Tax Differences") between the C Taxes and the taxes as recorded by the Company and those of its subsidiaries which are qualified subchapter S subsidiaries ("S Taxes").

         Cumulative Income Statement Tax Difference shall be the cumulative difference in income tax expense or benefit between the calculation of the C Taxes and S Taxes, in each case calculated for the tax periods beginning on or after November 1, 1998 and through the end of the calculation period. Cumulative Cash Flow Tax Difference shall be the cumulative difference in income tax payments, net of refunds, between the calculation of the C Taxes and S Taxes in each case made after November 1, 1998 or, which would be in the case of C Taxes, or are in the case of S Taxes, immediately due and payable contemporaneously with the payment of any Distributions, as defined below. A dividend or management fee or any other form of distribution in excess of $2,400,000 annually to The Renco Group, Inc. ("Renco") or an affiliate, other than a subsidiary of the Company, shall be called a "Distribution".

         B. Any payment due to you under Paragraph 2A of the Agreement (the "Termination Benefit") shall be (A) 1/2 of 1% the Retained Cumulative Net Income, as defined, less (B) 1/2 of 1% of the Cumulative Income Statement Tax Difference (in each case


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through the end of the calculation period as determined pursuant to said paragraph 2A) and excluding such Cumulative Income Statement Tax Difference to the extent equal to Cumulative Cash Flow Tax Difference utilized in calculating an Additional Compensation Benefit under the first sentence of Paragraph 3 of the Agreement.

         C. Any payment due to you under Paragraph 2B of the Agreement shall be calculated as provided in said paragraph 2B.

         D. The first sentence of paragraph 3 of the Agreement is hereby amended to read as follows:

         "While you are employed by the Company, there shall be paid to you (a) one-half of 1% of the cumulative Distributions paid by the Company since November 1, 1998 in excess of one-half of 1% of any positive Cumulative Cash Flow Tax Difference, less (b) all amounts previously paid to you pursuant to this provision since November 1, 1998."

         E. The second sentence of paragraph 3 of the Agreement is hereby amended to read as follows:

         "In addition, if while you are serving in Peru at Doe Run Mining S.R. Ltda. or one of its affiliates, Doe Run Mining S.R. Ltda. pays cash dividends to its common stockholders and subsequent to such payment while you are serving in Peru at Doe Run Mining S.R. Ltda. or one of its affiliates, the Company pays dividends to its common stockholders, then, in addition to the payment to you under the first sentence of this paragraph, the Company shall make a cash payment to you equal to the lesser of (a) one percent of the cash dividend paid by Doe Run Mining S.R. Ltda or (b) the excess of one percent of the cumulative Distributions paid by the Company subsequent to November 1, 1998 over one percent of any positive Cumulative Cash Flow Tax Difference, less, in either case, all amounts previously


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paid to you pursuant to this provision since November 1, 1998.

         F. Any payment due to you under the first sentence of paragraph 6 of the Agreement shall be (A) one-half of one percent of the "net proceeds" as defined, plus (B) one-half of one percent of the cumulative Distributions paid by the Company subsequent to November 1, 1998, less (C) one-half of one percent of the Cumulative Income Statement Tax Difference through the date of sale, and less (D) the amount of any payments previously paid to you under the first sentence of paragraph 3 of the Agreement subsequent to November 1, 1998.

         G. As amended hereby, the Agreement shall continue in full force and effect.
         Please confirm that the foregoing correctly sets forth our understanding by signing and returning the enclosed duplicate of this letter.

                                Very truly yours,

                                THE DOE RUN RESOURCES CORPORATION

                                /s/ Ira Leon Rennert
                                -----------------------------------
                                Ira Leon Rennert
                                Chairman of the Board

Accepted and Agreed to:

/s/ Kenneth Buckley
---------------------
Kenneth Buckley


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